EXHIBIT 10.11

Notice of Grant of Stock Options and Option Agreement	Document Sciences Corporation
ID: 33-0485994
6339 Paseo Del Lago
Carlsbad, CA 92009-1309

Optionee Name	Option Number:	000
Address	Plan:	2004
City, State Zip
	ID:	000-00-0000

Effective             , you have been granted a(n) Non-Qualified Stock Option to buy              shares of Document Sciences Corporation (the Company) stock at $              per share.

The total option price of the shares granted is $

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Document Sciences Corporation	Date

Optionee Name	Date